Exhibit 99.1

News Release

ENOVIS CORPORATION ANNOUNCES PRICING OF PRIVATE OFFERING OF $400 MILLION OF 3.875% CONVERTIBLE SENIOR NOTES DUE 2028

WILMINGTON, DE, October 20, 2023 (GLOBE NEWSWIRE)—Enovis™ Corporation (NYSE: ENOV, “Enovis” or the “Company”) today announced the pricing of $400 million aggregate principal amount of 3.875% Convertible Senior Notes due 2028 (the “Notes”) in a private offering (the “Offering”). In connection with the Offering, Enovis has granted the initial purchasers of the Notes an option to purchase, within a 13-day period beginning on, and including, the date on which the Notes are first issued, up to an additional $60 million aggregate principal amount of the Notes on the same terms and conditions. The sale of the Notes to the initial purchasers is expected to settle on October 24, 2023, subject to customary closing conditions.

The Notes will bear interest at 3.875% per year. Interest will accrue from October 24, 2023 and will be payable semiannually in arrears on April 15 and October 15 of each year, beginning on April 15, 2024. When issued, the Notes will be senior unsecured obligations of Enovis and will rank equal in right of payment to the Company’s unsecured and unsubordinated indebtedness. The Notes will mature on October 15, 2028, unless earlier repurchased, redeemed or converted in accordance with their terms prior to such date. If the pending acquisition of LimaCorporate S.p.A. (“Lima”) (the “Lima Acquisition”) is not consummated on or prior to June 30, 2024 or if, before such time, the acquisition agreement with respect to the Lima Acquisition is terminated or the Company reasonably determines in good faith that the Lima Acquisition will not be consummated, the Company may, at its option, redeem all (but not less than all) of the Notes on a redemption date on or prior to September 30, 2024, in cash at a redemption price equal to 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, plus a premium, if any.

Holders of the Notes will have the right to require Enovis to repurchase all or a part of their Notes upon the occurrence of a “fundamental change” in cash at a fundamental change repurchase price of 100% of their principal amount plus any accrued and unpaid interest to, but not including, the fundamental change repurchase date. Following certain corporate events, Enovis will, under certain circumstances, increase the conversion rate for holders who elect to convert their Notes in connection with such corporate event.

The initial conversion rate of the Notes will be 17.1474 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $58.32 per share of the Company’s common stock, which represents a conversion premium of approximately 30.0% to the last reported sale price of the Company’s common stock on the New York Stock Exchange on October 19, 2023). Prior to the close of business on the business day immediately preceding April 15, 2028, the Notes will be convertible at the option of the holders of the Notes only upon the satisfaction of specified conditions and during certain periods. On or after April 15, 2028 until the close of business on the second scheduled trading day immediately preceding the maturity date, the Notes will be convertible, at the option of the holders of Notes, at any time regardless of such conditions. Upon conversion, Enovis will pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the principal amount of the Notes being converted.

In connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions with certain of the initial purchasers or their respective affiliates (the “option counterparties”). The capped call transactions are expected generally to mitigate potential dilution to the Company’s common stock upon conversion of any Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. If the initial purchasers exercise their option to purchase additional Notes, the Company expects to enter into additional capped call transactions with the option counterparties. The cap price of the capped call transactions will initially be $89.72 per share of the Company’s common stock, which represents a premium of 100% over the last reported sale price of the Company’s common stock on the New York Stock Exchange on October 19, 2023 and is subject to certain adjustments under the terms of the capped call transactions.

In connection with the capped call transactions, concurrently with or shortly after the pricing of the Offering, the Company expects the option counterparties or their respective affiliates to purchase shares of the Company’s common stock and/or enter into various derivative transactions with respect to the Company’s common stock. This activity could increase or reduce the size of any decrease in the market price of the Company’s common stock and/or the Notes. Further, while the Notes are outstanding, these counterparties may modify any such hedge positions by entering into or unwinding such positions, or by purchasing or selling the Company’s common stock or other securities in secondary market transactions. These counterparties are likely to engage in such activities at any exercise date of or termination of any portion of the capped call transactions. This activity could cause or avoid an increase or decrease in the market price of the Company’s common stock and/or the Notes.

Enovis estimates that the net proceeds from the Offering will be approximately $386.9 million (or approximately $445.1 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting fees and estimated expenses. Enovis intends to use approximately $53.9 million of the net proceeds from the Offering to pay the cost of the capped call transactions. Enovis intends to use the remainder of the net proceeds from the Offering, together with approximately $400 million of borrowings under a new term loan facility, and cash on hand to fund the cash purchase price of the pending acquisition of Lima Acquisition, with any remaining proceeds being used for general corporate purposes. Until the Lima Acquisition is consummated, Enovis intends to hold the net proceeds from the Offering in cash and cash equivalents or use the net proceeds from the Offering to pay down borrowings under its existing credit facility pending the closing of the transaction. If the initial purchasers exercise their option to purchase additional Notes in full, the Company expects to use approximately $8.1 million of the net proceeds from the sale of the additional Notes to enter into additional capped call transactions with the option counterparties and the remainder to fund the purchase price of the Lima Acquisition, with any remaining proceeds being used for general corporate purposes. If the Lima Acquisition is not consummated, and the Company does not elect to redeem the Notes in connection therewith pursuant to the option described above, the Company intends to use the proceeds the Company would have otherwise used to finance in part the Lima Acquisition for general corporate purposes.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the Notes and any shares of the Company’s common stock issuable upon conversion of the Notes, if any, have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, the Notes and such shares, if any, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer or sale of, the Notes (or any shares of the Company’s common stock issuable upon conversion of the Notes) in any state or jurisdiction in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Enovis Corporation

Enovis Corporation (NYSE: ENOV) is an innovation-driven medical technology growth company dedicated to developing clinically differentiated solutions that generate measurably better patient outcomes and transform workflows. Powered by a culture of continuous improvement, global talent and innovation, the Company’s extensive range of products, services and integrated technologies fuels active lifestyles in orthopedics and beyond. The Company’s shares of common stock are listed in the United States on the New York Stock Exchange under the symbol ENOV.

Forward-Looking Statements

Some of the statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding: the ability to consummate and realize benefits from the Lima Acquisition; the impacts of the completed spin-off of ESAB Corporation (“ESAB”) into an independent publicly traded company (the “Separation”); the expected financial and operating performance of, and future opportunities for, the Company following the Separation; the impact of the COVID-19 global pandemic; projections of revenue, profit margins, expenses, tax provisions and tax rates, earnings or losses from operations, impact of foreign exchange rates, cash flows, synergies or other financial items; plans, strategies and objectives of management for future operations including statements relating to potential acquisitions, compensation plans or purchase commitments; developments, performance, industry or market rankings relating to products or services; future economic conditions or performance, including the impact of increasing inflationary pressures; the outcome of outstanding claims or legal proceedings; potential gains and recoveries of costs; assumptions underlying any of the foregoing; and any other statements that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future. Forward-looking statements may be characterized by terminology such as “believe,” “anticipate,” “should,” “would,” “could,” “may,” “likely,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “targets,” “aims,” “seeks,” “sees,” and similar expressions. These statements are based on assumptions and assessments made by the Company’s management as of the date of this press release in light of their experience and perception of historical trends, current conditions, expected future developments and are subject to risks, uncertainties and other factors, including but not limited to: the risk that the Company may not be able consummate the Lima Acquisition on the anticipated terms or at all, the risk that the Company’s assumptions with respect to the Offering and capped call transactions may be incorrect, and other risks, uncertainties and other factors set forth in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors,” as well as the other risks and uncertainties set forth in the Company’s other filings with the SEC. In addition, these statements are based on assumptions that are subject to change. Any such forward-looking statements are not guarantees of future performance and actual results, developments and business decisions may differ materially from those envisaged by such forward-looking statements. This press release speaks only as of the date hereof. Enovis disclaims any duty to update the information herein, except as required by law.

Investor Relations Contact

Kyle Rose

Vice President, Investor Relations

Enovis Corporation

+1-917-734-7450

investorrelations@enovis.com

Media Contact

Katie Sweet

Vice President, Corporate Communications

Enovis Corporation

Katie.sweet@enovis.com